As filed with the Securities and Exchange Commission on March 19, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0023731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300

Houston, Texas 77064

(Address of Principal Executive Offices) (Zip Code)

STAND-ALONE RESTRICTED STOCK UNIT AWARD AGREEMENT

STAND-ALONE TIME-BASED STOCK OPTION AWARD AGREEMENT

STAND-ALONE PERFORMANCE-BASED STOCK OPTION AWARD AGREEMENT

EMPLOYMENT AGREEMENT OF JOHN W. GIBSON, JR.

(Full title of the plan)

Nicholas J. Bigney

Senior Vice President, General Counsel & Corporate Secretary

10603 W. Sam Houston Pkwy N., Suite 300

Houston, Texas 77064

(Name and address of agent for service)

(713) 849-9911

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common stock, par value $0.0001 per share	570,000 shares	$0.74	$ 421,800.00	$54.75
Common stock, par value $0.0001 per share	1,000,000 shares	$0.74	$740,000.00	$96.05
Common stock, par value $0.0001 per share	2,000,000 shares	$0.74	$1,480,000.00	$192.10
Common stock, par value $0.0001 per share	372,168 shares	$0.74	$275,404.32	$35.75
Common stock, par value $0.0001 per share	200,000 shares	$0.74	$148,000.00	$19.21

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock registered herein includes an indeterminate number of additional shares of common stock that may be issued with respect to the securities registered hereunder to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Flotek Industries, Inc. (the “Company”) is filing this Registration Statement on Form S-8 to register (a) 570,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) reserved for issuance upon vesting of the restricted stock units granted pursuant to the Stand-Alone Restricted Stock Unit Award Agreement between the Company and John W. Gibson, Jr.; (b) 1,000,000 shares of Common Stock reserved for issuance upon the exercise of stock options granted pursuant to the Stand-Alone Time-Based Stock Option Award Agreement between the Company and John W. Gibson, Jr.; (c) 2,000,000 shares of Common Stock reserved for issuance upon the exercise of stock options granted pursuant to the Stand-Alone Performance-Based Stock Option Award Agreement between the Company and John W. Gibson, Jr.; (d) 372,168 shares of Common Stock reserved for issuance upon the exercise of the right to purchase Common Stock set forth under Section 3(f) of the Employment Agreement between the Company and John W. Gibson, Jr.; and (e) 200,000 shares of Common Stock issued to John W. Gibson, Jr. prior to the date hereof pursuant to the Purchase Agreement between the Company and Mr. Gibson in exercise of a portion of the rights to purchase Common Stock set forth under Section 3(f) of the Employment Agreement between the Company and Mr. Gibson.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act and based upon the average of the high and low sales prices of the Common Stock on The New York Stock Exchange on March 18, 2020.

EXPLANATORY NOTE

Flotek Industries, Inc. (the “Company”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an aggregate of 4,142,168 shares of common stock, par value $0.0001 per share (“Common Stock”) of the Company, which consists of (a) 570,000 shares of Common Stock reserved for issuance upon vesting of the restricted stock units granted pursuant to the Stand-Alone Restricted Stock Unit Award Agreement between the Company and John W. Gibson, Jr. (the “RSU Agreement”); (b) 1,000,000 shares of Common Stock reserved for issuance upon the exercise of stock options granted pursuant to the Stand-Alone Time-Based Stock Option Award Agreement between the Company and John W. Gibson, Jr. (the “Time-Based Option Agreement”); (c) 2,000,000 shares of Common Stock reserved for issuance upon the exercise of stock options granted pursuant to the Stand-Alone Performance-Based Stock Option Award Agreement between the Company and John W. Gibson, Jr. (the “Performance-Based Option Agreement”); (d) 372,168 shares of Common Stock reserved for issuance upon the exercise of the right to purchase Common Stock (the “Rights”) set forth under the Section 3(f) of the Employment Agreement between the Company and John W. Gibson, Jr. (the “Employment Agreement,” and collectively with the RSU Agreement, Time-Based Option Agreement and Performance-Based Option Agreement, the “Gibson Agreements”); and (e) 200,000 shares of Common Stock issued to John W. Gibson, Jr. prior to the date hereof pursuant to the Purchase Agreement between the Company and Mr. Gibson in exercise of a portion of the rights to purchase Common Stock set forth under Section 3(f) of the Employment Agreement between the Company and Mr. Gibson.

The Gibson Agreements, which were approved by the Board of Directors of the Company on December 19, 2019, were entered into with Mr. Gibson as an inducement for Mr. Gibson to join the Company and to closely align his interests with the interests of the Company’s stockholders. Such grants were made in reliance on New York Stock Exchange (“NYSE”) Listed Company Manual Rule 303A.08, which exempts certain inducement equity grants from the general requirement of the NYSE rules that equity-based compensation plans and arrangements be approved by stockholders. Even though such grants were made outside of the Flotek Industries, Inc. 2018 Long-Term Incentive Plan (the “2018 LTIP”), except as expressly provided otherwise in the Gibson Agreement, the grants will be governed in a manner consistent with the terms and conditions of the 2018 LTIP.

On January 10, 2020, Mr. Gibson partially exercised the Rights and purchased 200,000 shares of Common Stock at a price of $1.69 per share. The shares of Common Stock underlying the Rights that were exercised prior to the filing of this Registration Statement are being reoffered by Mr. Gibson in accordance with the requirements of Part I of Form S-3, pursuant to the reoffer prospectus included herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of this Registration Statement is omitted in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of this Registration Statement. The documents containing the information specified in Part I will be delivered to Mr. Gibson, the sole participant in the plans covered by this Registration Statement, as required by Rule 428(b)(1) under the Securities Act.

REOFFER PROSPECTUS

200,000 Shares

FLOTEK INDUSTRIES, INC.

Common Stock

This prospectus relates to the reoffer and resale from time to time of up to 200,000 shares of common stock of Flotek Industries, Inc. (“Flotek” or the “Company”) that have been acquired by John W. Gibson, Jr. (referred to as the “selling stockholder” or “Mr. Gibson”) pursuant to the Employment Agreement, dated effective as of December 22, 2019, between the Company and Mr. Gibson.

The selling stockholder may offer and sell the shares from time to time at market prices, in negotiated transactions or otherwise. The timing and amount of any sale are within the sole discretion of the selling stockholder. The selling stockholder may sell the shares directly or through underwriters, brokers or dealers. The selling stockholder will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale. We will not receive any of the proceeds from the sale of the shares by the selling stockholder. See “Plan of Distribution” on page 5 for more information on this topic.

Our common stock is listed on the New York Stock Exchange under the symbol “FTK.” On March 18, 2020, the closing sale price of our common stock on the New York Stock Exchange was $0.70 per share.

Investing in our common stock involves risks, including those contained or incorporated by reference herein as described under “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2020

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder is not making offers to sell or seeking offers to buy any of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) that registers the reoffer and resale from time to time by the selling stockholder of the securities offered by this prospectus. The Registration Statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the Commission allow us to omit some information included in the Registration Statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our filings with the Commission are available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.flotekind.com as soon as reasonably practicable after we file them with, or furnish them to, the Commission. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Flotek,” “we,” “us,” and “our” mean Flotek Industries, Inc. and its wholly owned subsidiaries.

i

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable Commission rules) rather than filed:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Commission on March 5, 2020;

•	Amendment No. 1 to our annual report on Form 10-K/A for the fiscal year ended December 31, 2019, as filed with the Commission on March 16, 2020;

•

the information in our proxy statement that is part of our Schedule 14A filed with the Commission on April 24, 2019 that is incorporated by reference in our annual report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Commission on March 8, 2019;

•	our current reports on Form 8-K, as filed with the Commission on January 6, 2020, January 13, 2020, March 3, 2020, March 9, 2020 and March 17, 2020; and

•

the description of our common stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A (File No. 001-13270) filed under Section 12(b) of the Exchange Act, as filed with the Commission on December 26, 2007.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until any offerings hereunder are completed will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of filing of such documents, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable Commission rules) rather than filed. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Flotek Industries, Inc.

10603 W. Sam Houston Parkway N., Suite 300

Houston, Texas 77064

(713) 849-9911

ii

CAUTIONARY STATEMENT

REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act. Forward-looking statements are not historical facts, but instead represent the Company’s current assumptions and beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside the Company’s control. Such statements include estimates, projections, and statements related to the Company’s business plan, objectives, expected operating results, and assumptions upon which those statements are based. The forward-looking statements contained in this prospectus are based on information available as of the date of this prospectus.

The forward-looking statements relate to future industry trends and economic conditions, forecast performance or results of current and future initiatives and the outcome of contingencies and other uncertainties that may have a significant impact on the Company’s business, future operating results and liquidity. These forward-looking statements generally are identified by words including, but not limited to, “anticipate,” “believe,” “estimate,” “continue,” “intend,” “expect,” “plan,” “forecast,” “project,” and similar expressions, or future-tense or conditional constructions such as “will,” “may,” “should,” “could,” etc. The Company cautions that these statements are merely predictions and are not to be considered guarantees of future performance. Forward-looking statements are based upon current expectations and assumptions that are subject to risks and uncertainties that can cause actual results to differ materially from those projected, anticipated, or implied. Further information about the risks and uncertainties that may impact us are described or incorporated by reference in “Risk Factors” on page 2.

The Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events, except as required by law.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus, including “Risk Factors” on page 2 and the other information contained or incorporated by reference in this prospectus before making an investment decision.

Our Business

General

We are a global, technology-driven company that develops and supplies chemistry and services to the oil and gas industries. Flotek also supplied high value compounds to companies that make food and beverages, cleaning products, cosmetics, and other products that are sold in consumer and industrial markets, classified as discontinued operations at December 31, 2018. Our continuing operations have one strategic business segment: Energy Chemistry Technologies (“ECT”). The Consumer and Industrial Chemistry Technologies segment was sold in 2019 and is classified as discontinued operations. We offer competitive products and services derived from technological advances, some of which are patented, and experience in fluid systems applications that are responsive to industry demands in both domestic and international markets.

Energy Chemistry Technologies

The ECT segment designs, develops, manufactures, packages, distributes, delivers, and markets reservoir-centric fluid systems, including specialty and conventional chemistries, for use in oil and gas well drilling, cementing, completion, remediation, and stimulation activities designed to maximize recovery in both new and mature fields. Flotek’s specialty chemistries possess enhanced performance characteristics and are manufactured to perform in a broad range of basins and reservoirs with varying downhole pressures, temperatures and other well-specific conditions customized to customer specifications. This segment has technical services laboratories and a research and innovation laboratory that focus on design improvements, development and viability testing of new chemistry formulations, and continued enhancement of existing products. Flotek’s flagship patented chemistry technologies include Complex nano-Fluid®, Pressure reducing Fluids®, and MicroSolv™.

Chemistries branded Complex nano-Fluid® technologies (“CnF® products”) are patented both domestically and internationally and are proven strategically cost-effective performance additives within both oil and natural gas markets. The CnF® product mixtures are stable mixtures of plant derived oils, water, and surface active agents which organize molecules into nano structures. The combined advantage of solvents, surface active agents and water, and the resultant nano structures, improve well treatment results as compared to the independent use of solvents and surface active agents. CnF® products are composed of renewable, plant-derived ingredients and oils that are certified as biodegradable. CnF® chemistries help achieve improved operational and financial results for the Company’s customers in low permeability sand and shale reservoirs.

Chemistries branded Pressure reducing Fluids® technologies are a patented line of high molecular weight polymers used as friction reducers that reduce turbulence and maximize the use of the polymer at a lower loading rate. The products have proven efficacy in a broad range of water quality, including high brine and high iron environments.

Introduced in April 2018, chemistries branded MicroSolv™ are a patented line of microemulsion technologies designed to deliver cost-effective performance.

Our principal executive offices are located at 10603 W. Sam Houston Parkway N., Houston, Texas 77064, and our telephone number is (713) 849-9911. Our website address is http;//www.flotekind.com. However, information contained on our website is not incorporated by reference herein and does not constitute part of this prospectus.

RISK FACTORS

An investment in our common stock is subject to numerous risks, including those listed below and the other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein. You should carefully consider these risks, along with the information provided elsewhere in this prospectus and the documents we incorporate by reference in this prospectus before investing in our common stock. You could lose all or part of your investment in the common stock.

Additional Risks Associated With an Investment in Our Common Stock

Substantial sales of our common stock could adversely affect our stock price.

Sales of a substantial number of shares of common stock after the date of this prospectus, or the perception that such sales could occur, could adversely affect the market price of our common stock by introducing a large number of sellers to the market. Such sales could cause the market price of our common stock to decline.

By causing a large number of shares of common stock to be sold in the public market, the selling stockholder named herein and other holders of our common stock could cause the market price of our common stock to decline. We cannot predict whether future sales of our common stock, or the availability of our common stock for sale, will adversely affect the market price for our common stock or our ability to raise capital by offering equity securities.

USE OF PROCEEDS

The shares of common stock to be offered and sold pursuant to this prospectus will be offered and sold by the selling stockholder. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholder.

SELLING STOCKHOLDER

The following table sets forth the name of the selling stockholder, the total number of shares of common stock beneficially owned by the selling stockholder as of March 19, 2020, the total number of shares of common stock offered by the selling stockholder and the total number and percentage of shares of outstanding common stock that will be beneficially owned by the selling stockholder upon completion of this offering. Because the selling stockholder may sell all, some or none of his shares of our common stock, the table assumes that the selling stockholder is offering, and will sell, all of the shares of common stock to which this prospectus relates. The percentage ownership data is based on 58,951,784 shares of our common stock issued and outstanding as of March 16, 2020.

Name	Number of Shares of Common Stock Beneficially Owned Prior to this Offering		Maximum Number of Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After this Offering
				Number		Percent
John W. Gibson, Jr. (1)	1,142,168	(2)	200,000	942,168	(3)	1.6%

(1)	Mr. Gibson is the Chairman, President and Chief Executive Officer of the Company.
(2)

Includes (a) 200,000 shares of common stock purchased on January 10, 2020 by Mr. Gibson pursuant to his right to purchase common stock set forth under the Section 3(f) of his Employment Agreement with the Company; (b) 372,168 shares of common stock that Mr. Gibson has the right to purchase within sixty days of the date of this Prospectus; and (c) 570,000 shares of common stock pursuant to an inducement grant on December 22, 2019.

(3)

Represents the 372,168 shares of common stock that Mr. Gibson has the right to purchase within sixty days of the date of this Prospectus and 570,000 shares of common stock pursuant to an inducement grant on December 22, 2019.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus may be sold by the selling stockholder or his transferees from time to time in:

•	transactions in the over-the-counter market, the New York Stock Exchange (the “NYSE”), or on one or more exchanges on which the securities may be listed or quoted at the time of sale;

•	negotiated transactions;

•	transactions otherwise than on the NYSE or exchanges;

•	underwritten offerings;

•	through the writing of options, whether such options are listed on an options exchange or otherwise; or

•	through a combination of these methods of sale.

The selling stockholder may sell the shares of our common stock at:

•	fixed prices which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	negotiated prices; or

•	any other method permitted by law.

The term “selling stockholder” includes donees, pledgees, transferees, or other successors-in-interest selling securities received from the named selling stockholder as a gift, pledge, stockholder distribution or other non-sale related transfer after the date of this prospectus.

Direct Sales, Agents, Dealers and Underwriters

The selling stockholder or his transferees may effect transactions by selling the shares of common stock in any of the following ways:

•	directly to purchasers; or

•	to or through agents, dealers or underwriters designated from time to time.

Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom they act as agent or to whom they sell as principals, or both. The agents, dealers or underwriters that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Regulation M

The selling stockholder and any other persons participating in the sale or distribution of the shares are subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchase and sales of any of the shares by, the selling stockholder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Supplements

To the extent required, we will set forth in a supplement to this prospectus filed with the Commission the number of shares to be sold, the purchase price and public offering price, any new selling stockholders, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

State Securities Law

Under the securities laws of some states, the selling stockholder may only sell the shares in those states through registered or licensed brokers or dealers. In addition, in some states the selling stockholder may not sell the shares unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

Expenses

We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholder and will bear all expenses related to the registration of this offering but will not pay for any underwriting commissions, fees, or discounts, if any.

In the event of a material change in the plan of distribution disclosed in this prospectus, the selling stockholder will not be able to effect transactions in the shares pursuant to this prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus will be passed upon for us by Hunton Andrews Kurth LLP, Houston, Texas.

EXPERTS

The consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2019 and for the year ended December 31, 2019 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by us with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement and shall be deemed to be part hereof, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable Commission rules) rather than filed:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Commission on March 5, 2020;

•	Amendment No. 1 to our annual report on Form 10-K/A for the fiscal year ended December 31, 2019, as filed with the Commission on March 16, 2020;

•

the information in our proxy statement that is part of our Schedule 14A filed with the Commission on April 24, 2019 that is incorporated by reference in our annual report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Commission on March 8, 2019;

•	our current reports on Form 8-K, as filed with the Commission on January 6, 2020, January 13, 2020, March 3, 2020, March 9, 2020 and March 17, 2020; and

•

the description of our common stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A (File No. 001-13270) filed under Section 12(b) of the Exchange Act, as filed with the Commission on December 26, 2007.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable Commission rules) rather than filed.

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

We are incorporated in the state of Delaware. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145(j) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. In accordance with Section 102(b)(7) of the DGCL, our Amended and Restated Certificate of Incorporation contains a provision that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, subject to the limitations of Section 102(b)(7).

Furthermore, our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws provide for (i) indemnification of our directors, officers and employees and agents to the fullest extent permitted by applicable law; (ii) the right of our directors, officers, employees and agents to be paid or reimbursed by us for the reasonable expenses incurred in advance of a proceeding’s final disposition to the fullest extent authorized by applicable law; (iii) the payment or reimbursement of expenses incurred by a director or officer in connection with their appearance as a witness or other participation in a proceeding at a time when they are not a named defendant or respondent in the proceeding; and (iv) the purchase of insurance by us to protect us and any person who is or was serving as our director, officer, employee or agent. We maintain insurance policies that provide coverage to our directors and officers against certain liabilities.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Form of Certificate of Common Stock (incorporated by reference to Appendix E to the Company’s Definitive Proxy Statement filed on September 27, 2001).

4.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended September 30, 2007).

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended September 30, 2009).

4.4	Second Amended and Restated Bylaws, dated October 11, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on October 17, 2017).

4.5	Stand-Alone Restricted Stock Unit Award Agreement, dated effective as of December 22, 2019, between the Company and John W. Gibson, Jr. (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on December 27, 2019).

4.6	Stand-Alone Time-Based Stock Option Award Agreement, dated effective as of December 22, 2019, between the Company and John W. Gibson, Jr. (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed on December 27, 2019).

4.7	Stand-Alone Performance-Based Stock Option Award Agreement, dated effective as of December 22, 2019, between the Company and John W. Gibson, Jr. (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed on December 27, 2019).

4.8	Employment Agreement, dated effective as of December 22, 2019, between the Company and John W. Gibson, Jr. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on December 27, 2019).

4.9	Purchase Agreement, dated January 10, 2020, between the Company and John W. Gibson, Jr. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on January 13, 2020).

5.1	* Opinion of Hunton Andrews Kurth LLP regarding legality of the securities being registered.

23.1	* Consent of Moss Adams LLP.

23.2	* Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

24.1	* Powers of Attorney (included on signature page to the registration statement).

*	Filed herewith.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 19, 2020.

FLOTEK INDUSTRIES, INC.

By:	/s/ ELIZABETH T. WILKINSON
Elizabeth T. Wilkinson Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Gibson, Jr. and Elizabeth T. Wilkinson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN W. GIBSON, JR. John W. Gibson, Jr.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 19, 2020

/s/ ELIZABETH T. WILKINSON Elizabeth T. Wilkinson	Chief Financial Officer (Principal Financial Officer)	March 19, 2020

/s/ MICHELLE M. ADAMS Michelle M. Adams	Director	March 19, 2020

/s/ TED D. BROWN Ted D. Brown	Director	March 19, 2020

/s/ L. MELVIN COOPER L. Melvin Cooper	Director	March 19, 2020

/s/ PAUL W. HOBBY Paul W. Hobby	Director	March 19, 2020

/s/ L.V. “BUD” MCGUIRE L.V. “Bud” McGuire	Director	March 19, 2020

/s/ DAVID NIERENBERG David Nierenberg	Director	March 19, 2020